EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement of Universal Access, Inc. of our report dated January 26, 2001 relating to the financial statements and financial statement schedule, which appears in Universal Access, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
April 25, 2001
Chicago, Illinois